                      AGREEMENT AND PLAN OF REORGANIZATION

                                       BY

            AMERICAN CENTURY CALIFORNIA TAX-FREE AND MUNICIPAL FUNDS

                      AGREEMENT AND PLAN OF REORGANIZATION

         AGREEMENT AND PLAN OF REORGANIZATION made as of ________________ , 2001 by American Century California Tax-Free and Municipal Funds, a Massachusetts
business trust ("ACCTFMF").

         WHEREAS, the parties desire that substantially all of the assets and liabilities of the California Municipal Money Market portfolio of ACCTFMF
("California Municipal Money Market") be transferred to, and be acquired and assumed by, the California Tax-Free Money Market portfolio of ACCTFMF
("California Tax-Free Money Market") in exchange for shares of California
Tax-Free Money Market which shall thereafter be distributed by ACCTFMF to the holders of shares of California Municipal Money Market, all as described in this
Agreement (the "Reorganization");

         WHEREAS, the parties intend that the transfer of assets, assumption of liabilities and distribution of shares in California Municipal Money Market be treated as a tax-free reorganization under Section 368(a) of the Internal
Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, the parties intend that in connection with the Reorganization,
California Municipal Money Market shall be terminated and de-registered as described in this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and subject to the terms and conditions hereof, and intending to be legally bound hereby, ACCTFMF agrees as follows:

1.       TRANSFER OF ASSETS OF CALIFORNIA MUNICIPAL MONEY MARKET.

         1.1.     At the Effective Time (as defined in Section 8), ACCTFMF shall transfer and convey, on behalf of California Municipal Money
                  Market, all property of every description, and all interests, rights, privileges and powers of California Municipal Money
                  Market (such assets, the "California Municipal Money Market
                  Assets"). Simultaneously, ACCTFMF shall, on behalf of
                  California Tax-Free Money Market, accept the California
                  Municipal Money Market Assets and assume all liabilities,
                  whether accrued, absolute, contingent or otherwise, of
                  California Municipal Money Market reflected in the calculation of California Municipal Money Market's net asset value (the
                  "California Municipal Money Market Liabilities"). As a result, at and after the Effective Time: (i) all assets of California
                  Municipal Money Market shall become and be the assets of
                  California Tax-Free Money Market; and (ii) all known
                  liabilities of California Municipal Money Market reflected as such in the calculation of California Municipal Money Market's net asset value shall attach to California Tax-Free Money
                  Market as aforesaid and may thenceforth be enforced against
                  California Tax-Free Money Market to the extent as if the same had been incurred by it. Without limiting the generality of the foregoing, the California Municipal Money Market Assets shall include all property and assets of any nature
                  whatsoever, including without limitation, all cash, cash
                  equivalents, securities, other investments, claims and
                  receivables (including dividend and interest receivables)
                  owned by California Municipal Money Market, and any deferred or prepaid expenses shown as an asset on California Municipal
                  Money Market's books at the Effective Time, and all good will, other intangible property and books and records belonging to
                  California Municipal Money Market. Recourse by any person for the California Municipal Money Market Liabilities assumed by
                  California Tax-Free Money Market shall, at and after the
                  Effective Time, be limited to California Tax-Free Money
                  Market.

         1.2.     In exchange for the transfer of the California Municipal Money
                  Market Assets and the assumption of the California Municipal
                  Money Market Liabilities, ACCTFMF shall simultaneously issue at the Effective Time to California Municipal Money Market a
                  number of full and fractional shares (to the third decimal place) of California Tax-Free Money Market, all determined and adjusted as provided in this Agreement. The number of shares of California Tax-Free Money Market so issued will have an aggregate net asset value equal to the value of the California
                  Municipal Money Market Assets, less the California Municipal
                  Money Market Liabilities, that are represented by shares of
                  California Municipal Money Market, the holders of which shall receive shares of California Tax-Free Money Market, all
                  determined and adjusted as provided in this Agreement.

         1.3.     The net asset values of shares of California Tax-Free Money
                  Market and of California Municipal Money Market shall be
                  determined as of the Valuation Time, as defined in Section 3.

         1.4.     The net asset value of shares of California Tax-Free Money
                  Market shall be computed in the manner set forth in California
                  Tax-Free Money Market's then-current prospectus under the
                  Securities Act of 1933, as amended (the "1933 Act"). The net asset value of the California Municipal Money Market Assets to be transferred by ACCTFMF shall be computed by ACCTFMF. In determining the value of the securities transferred by
                  California Municipal Money Market to California Tax-Free Money
                  Market, each security shall be priced in accordance with the policies and procedures of ACCTFMF as described in its
                  then-current prospectus and statement of additional
                  information and adopted by ACCTFMF's Board of Trustees. Price quotations and the security characteristics relating to
                  establishing such quotations shall be determined by ACCTFMF.

2.       LIQUIDATING DISTRIBUTION AND TERMINATION OF CALIFORNIA MUNICIPAL MONEY
         MARKET.

         Immediately after the Effective Time, California Municipal Money Market shall distribute in the complete liquidation pro rata to the record holders of its shares at the Effective Time the shares of California
         Tax-Free Money Market to be received by the record holders of
         California Municipal Money Market. ACCTFMF shall record on its books the ownership of shares of California Tax-Free Money Market by the record holders of shares of California Municipal Money Market. All of the issued and outstanding shares of California Municipal Money Market shall be redeemed and canceled on the books of ACCTFMF at the Effective
         Time and shall thereafter represent only the right to receive the shares of California Tax-Free Money Market, and California Municipal
         Money Market's transfer books shall be closed permanently. As soon as practicable after the Effective Time, ACCTFMF shall take all steps as shall be necessary and proper to effect the dissolution of California
         Municipal Money Market under federal and state law. After the Effective
         Time, ACCTFMF shall not conduct any business with respect to California
         Municipal Money Market except in connection with California Municipal
         Money Market's liquidation and dissolution.

3.       VALUATION TIME.

         Subject to Section 1.4 hereof, the Valuation Time for the
         Reorganization shall be on such date as may be agreed by the duly authorized officers of ACCTFMF.

4.       CERTAIN REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF         ACCTFMF.

         ACCTFMF, on behalf of itself and California Municipal Money Market, represents and warrants to, and agrees with the following:

         4.1.     ACCTFMF is a Massachusetts business trust duly created
                  pursuant to a Declaration of Trust for the purpose of acting as a management investment company under the 1940 Act and is validly existing under the laws of, and duly authorized to transact business in, the Commonwealth of Massachusetts,
                  California Municipal Money Market is registered with the SEC as an open-end management investment company under the 1940
                  Act and such registration is in full force and effect.

         4.2.     ACCTFMF has power to own all of its properties and assets and, subject to the approval of shareholders referred to herein, to carry out and consummate the transactions contemplated hereby, and has all necessary federal, state and local authorizations to carry on its business as now being conducted and to
                  consummate the transactions contemplated by this Agreement.

         4.3.     This Agreement has been duly authorized, executed and
                  delivered by ACCTFMF, and represents ACCTFMF's valid and
                  binding contract, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency,
                  reorganization, arrangement, moratorium, and other similar laws of general applicability relating to or affecting
                  creditors' rights and to general principles of equity. The execution and delivery of this Agreement does not and will not, and the consummation of the transactions contemplated by this Agreement will not, violate ACCTFMF's Declaration of
                  Trust, By-laws, or any agreement or arrangement to which it is a party or by which it is bound.

         4.4.     California Municipal Money Market has elected to qualify and has qualified as a "regulated investment company" under
                  Subtitle A, Chapter 1, Subchapter M, Part I of the Code, as of
                  and since its first taxable year; has been a regulated
                  investment company at all times since the end of its first taxable year when it so qualified; and qualifies and shall continue to qualify as a regulated investment company until the Effective Time.

         4.5.     All federal, state, local and foreign income, profits,
                  franchise, sales, withholding, customs, transfer and other taxes, including interest, additions to tax and penalties
                  (collectively, "Taxes") relating to the California Municipal
                  Money Market Assets or properly shown to be due on any return filed by California Municipal Money Market with respect to taxable periods ending on or prior to, and the portion of any interim period up to, the date hereof have been fully and
                  timely paid or provided for; and there are no levies, liens, or other encumbrances relating to Taxes existing, threatened or pending with respect to the California Municipal Money
                  Market Assets.

         4.6.     The financial statements of California Municipal Money Market for the fiscal year ended August 31, 2001, audited by
                  PricewaterhouseCoopers, LLP, independent auditors, copies of which have been previously furnished to ACCTFMF, present
                  fairly the financial position of California Municipal Money
                  Market as of August 31, 2001 and the results of its operations for the year then ending, in conformity with generally
                  accepted accounting principles.

         4.7.     Prior to the Valuation Time, California Municipal Money Market
                  shall have declared a dividend or dividends, with a record date and ex-dividend date prior to such Valuation Time, which, together with all previous dividends, shall have the effect of distributing to its shareholders all of its investment company taxable income, if any, for the taxable periods or years ended on or before California Municipal Money Market's most recent fiscal year end, and for the period from said date to and
                  including the Effective Time (computed without regard to any deduction for dividends paid), and all of its tax-exempt
                  income and net capital gain, if any, realized in taxable
                  periods or years ended on or before California Municipal Money
                  Market's fiscal year end and for the period from said date to and including the Effective Time. Such dividends will be paid to shareholders of California Municipal Money Market prior to the Effective Date.

         4.8.     At both the Valuation Time and the Effective Time, there shall be no known liabilities of California Municipal Money Market, whether accrued, absolute, contingent or otherwise, not
                  reflected in the net asset value per share of its outstanding shares.

         4.9.     There are no legal, administrative or other proceedings
                  pending or, to ACCTFMF's knowledge threatened, against ACCTFMF or California Municipal Money Market which could result in liability on the part of California Municipal Money Market.

         4.10.    Subject to the approval of shareholders, at both the Valuation
                  Time and the Effective Time, ACCTFMF shall have full right, power and authority to assign, transfer and deliver the
                  California Municipal Money Market Assets and, upon delivery and payment for the California Municipal Money Market Assets as contemplated herein, California Tax-Free Money Market shall acquire good and marketable title thereto, free and clear of all liens and encumbrances, and subject to no restrictions on the ownership or transfer thereof (except as imposed by
                  federal or state securities laws).

         4.11.    No consent, approval, authorization or order of any court or governmental authority is required for the consummation by
                  ACCTFMF of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the
                  Securities Exchange Act of 1934, as amended (the "1934 Act"), the 1940 Act, the rules and regulations under those Acts, and state securities laws.

         4.12.    Insofar as the following relate to ACCTFMF, the registration statement filed by ACCTFMF on Form N-14 relating to the shares of California Tax-Free Money Market that will be registered with the SEC pursuant to this Agreement, which, without
                  limitation, shall include a proxy statement and prospectus of
                  ACCTFMF with respect to the transactions contemplated by this
                  Agreement, and any supplement or amendment thereto or to the documents contained or incorporated therein by reference (the
                  "N-14 Registration Statement"), on the effective date of the
                  N-14 Registration Statement, at the time of any shareholders'
                  meeting referred to herein and at the Effective Time: (i)
                  shall comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act, the rules and regulations thereunder, and state securities laws, and (ii)
                  shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
                  provided, however, that the representations and warranties in this subsection shall apply only to statements in or omissions from the N-14 Registration Statement made in reliance upon and in conformity with information furnished by ACCTFMF for use in the N-14 Registration Statement.

         4.13.    All of the issued and outstanding shares of California
                  Municipal Money Market have been duly and validly issued, are fully paid and non-assessable, and were offered for sale and sold in conformity with all applicable federal and state
                  securities laws, and no shareholder of California Municipal
                  Money Market has any preemptive right of subscription or
                  purchase in respect of such shares.

5.       CERTAIN REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF ACCTFMF.

         ACCTFMF, on behalf of itself and California Tax-Free Money Market, represents and warrants to, and agrees with the following:

         5.1.     ACCTFMF is a Massachusetts business trust duly created
                  pursuant to a Declaration of Trust for the purpose of acting as a management investment company under the 1940 Act and is validly existing under the laws of, and duly authorized to transact business in, the Commonwealth of Massachusetts,
                  California Tax-Free Money Market is registered with the SEC as an open-end management investment company under the 1940 Act and such registration is in full force and effect.

         5.2.     ACCTFMF has the power to own all of its properties and assets and to carry out and consummate the transactions contemplated herein, and has all necessary federal, state and local
                  authorizations to carry on its business as now being conducted and to consummate the transactions contemplated by this
                  Agreement.

         5.3.     This Agreement has been duly authorized, executed and
                  delivered by ACCTFMF, and represents ACCTFMF's valid and
                  binding contract, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency,
                  reorganization, arrangement, moratorium, and other similar laws of general applicability relating to or affecting
                  creditors' rights and to general principles of equity. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this
                  Agreement will not, violate ACCTFMF's Declaration of Trust or
                  By-laws or any agreement or arrangement to which it is a party or by which it is bound.

         5.4.     California Tax-Free Money Market has elected to qualify, and has qualified, as a "regulated investment company" under
                  Subtitle A, Chapter 1, Subchapter M, Part I of the Code, as of
                  and since its first taxable year; and has been a regulated investment company at all times since the end of its first taxable year when it so qualified and intends to continue to qualify as a regulated investment company.

         5.5.     The financial statements of California Tax-Free Money Market for its fiscal year ended August 31, 2001, audited by
                  PricewaterhouseCoopers LLP, independent auditors, copies of which have been previously furnished to ACCTFMF, present
                  fairly the financial position of California Tax-Free Money
                  Market as of August 31, 2001 and the results of its operations for the year then ending, in conformity with generally
                  accepted accounting principles.

         5.6.     At both the Valuation Time and the Effective Time, there shall be no known liabilities of California Tax-Free Money Market whether accrued, absolute, contingent or otherwise, not
                  reflected in the net asset value per share of its shares to be issued pursuant to this Agreement.

         5.7.     There are no legal, administrative or other proceedings
                  pending or, to its knowledge, threatened against ACCTFMF or
                  California Tax-Free Money Market that could result in
                  liability on the part of ACCTFMF or California Tax-Free Money
                  Market.

         5.8.     No consent, approval, authorization or order of any court or governmental authority is required for the consummation by
                  ACCTFMF of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the 1934
                  Act, the 1940 Act, the rules and regulations under those Acts, and state securities laws.

         5.9.     Insofar as the following relate to ACCTFMF, the N-14
                  Registration Statement on its effective date, at the time of any shareholders' meetings referred to herein and at the
                  Effective Time: (i) shall comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act, the rules and regulations thereunder, and state securities laws, and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the representations and warranties in this subsection shall apply only to statements in or omissions from the N-14 Registration Statement made in reliance upon and in conformity with information furnished by
                  ACCTFMF for use in the N-14 Registration Statement.

         5.10.    The shares of California Tax-Free Money Market to be issued and delivered to California Municipal Money Market for the account of record holders of shares of California Municipal
                  Money Market pursuant to the terms hereof shall have been duly authorized as of the Effective Time and, when so issued and delivered, shall be registered under the 1933 Act, duly and validly issued, fully paid and non-assessable, and no
                  shareholder of ACCTFMF shall have any preemptive right of
                  subscription or purchase in respect thereto.

6.       SHAREHOLDER ACTION ON BEHALF OF CALIFORNIA MUNICIPAL MONEY MARKET.

         6.1.     As soon as practicable after the effective date of the N-14
                  Registration Statement, but in any event prior to the
                  Effective Time and as a condition to the Reorganization, the
                  Board of Directors of ACCTFMF shall call, and ACCTFMF shall hold, a meeting of the shareholders of California Municipal
                  Money Market for the purpose of considering and voting upon:

         6.1.1.   Approval of this Agreement and the transactions contemplated hereby, including, without limitation:

                           6.1.1.1. The transfer of the California Municipal
                                    Money Market Assets to California Tax-Free
                                    Money Market and the assumption by
                                    California Tax-Free Money Market of the
                                    California Municipal Money Market
                                    Liabilities, in exchange for shares of
                                    California Tax-Free Money Market, as
                                    described in this Agreement; and

                           6.1.1.2. The liquidation of California Municipal
                                    Money Market through the distribution to its
                                    record holders of the shares of California
                                    Tax-Free Money Market as described in this
                                    Agreement; and

                           6.1.2.   Such other matters as may be determined by
                                    the Board of Directors or authorized
                                    officers of the parties.

         6.2.     Approval of this Reorganization Agreement by the shareholders of California Municipal Money Market shall constitute the
                  waiver of the application of any fundamental policy of
                  California Municipal Money Market that might be deemed to
                  prevent them from taking the actions necessary to effectuate the Reorganization as described, and such policies, if any, shall be deemed to have been amended accordingly.

7.       REGISTRATION STATEMENT AND PROXY SOLICITATION MATERIALS.

         The N-14 Registration Statement under the 1933 Act, including the combined prospectus/proxy statement contained therein under the 1934
         Act and 1940 Act proxy rules, shall be filed with the SEC as promptly as practicable, ACCTFMF shall have furnished and shall continue to furnish the information relating to California Municipal Money Market and California Tax-Free Money Market that is required by the 1933 Act, the 1934 Act, the 1940 Act, the rules and regulations under each of those Acts and state securities laws, to be included in the N-14
         Registration Statement.

8.       EFFECTIVE TIME OF THE REORGANIZATION.

         Delivery of the California Municipal Money Market Assets and the shares of California Tax-Free Money Market to be issued pursuant to Section 1 and the liquidation of California Municipal Money Market pursuant to
         Section 2 shall occur at the opening of business on the next business day following the Valuation Time, or on such other date, and at such place and time, as may be determined by the President or any Vice
         President of ACCTFMF. The date and time at which such actions are taken are referred to herein as the "Effective Time." To the extent any of the California Municipal Money Market Assets are, for any reason, not transferred at the Effective Time, ACCTFMF shall cause such California
         Municipal Money Market Assets to be transferred in accordance with this
         Agreement at the earliest practicable date thereafter.

9.       ACCTFMF CONDITIONS.

         The obligations of ACCTFMF hereunder with respect to California
         Tax-Free Money Market shall be subject to the following conditions precedent:

         9.1.     This Agreement and the transactions contemplated by this
                  Agreement shall have been approved by the shareholders of
                  California Municipal Money Market, in the manner required by law.

         9.2.     ACCTFMF shall have duly executed and delivered such bills of sale, assignments, certificates and other instruments of
                  transfer ("Transfer Documents") as may be necessary or
                  desirable to transfer all right, title and interest of ACCTFMF and California Municipal Money Market in and to the California
                  Municipal Money Market Assets. The California Municipal Money
                  Market Assets shall be accompanied by all necessary state
                  stock transfer stamps or cash for the appropriate purchase price therefor.

         9.3.     All representations and warranties made in this Agreement
                  shall be true and correct in all material respects as if made at and as of the Valuation Time and the Effective Time. As of
                  the Valuation Time and the Effective Time, there shall have been no material adverse change in the financial position of
                  California Municipal Money Market since August 31, 2001, other than those changes incurred in the ordinary course of business as an investment company. No action, suit or other proceeding shall be threatened or pending before any court or
                  governmental agency in which it is sought to restrain or
                  prohibit, or obtain damages or other relief in connection
                  with, this Agreement or the transactions contemplated herein.

         9.4.     ACCTFMF shall have received a tax opinion addressed to ACCTFMF in a form reasonably satisfactory to it and dated the
                  Effective Time, substantially to the effect that for federal income tax purposes: (i) the transfer of the California
                  Municipal Money Market Assets hereunder, and the assumption by
                  California Tax-Free Money Market of the California Municipal
                  Money Market Liabilities, in exchange for shares of California
                  Tax-Free Money Market, and the distribution of said shares to the shareholders of California Municipal Money Market, as
                  provided in this Agreement, will constitute a reorganization within the meaning of Section 368 of the Code, and California
                  Municipal Money Market and California Tax-Free Money Market
                  will each be considered "a party to a reorganization" within the meaning of Section 368(b) of the Code; (ii) no gain or loss will be recognized by California Municipal Money Market as a result of such transaction; (iii) no gain or loss will be recognized by California Tax-Free Money Market as a result of such transaction; (iv) no gain or loss will be recognized by the shareholders of California Municipal Money Market on the distribution to them by California Municipal Money Market of shares of California Tax-Free Money Market in exchange for their shares of California Municipal Money Market; (v) the aggregate basis of California Tax-Free Money Market shares received by each shareholder of California Municipal Money
                  Market will be the same as the aggregate basis of the
                  shareholder's California Municipal Money Market shares
                  immediately prior to the transaction; (vi) the basis of the
                  California Municipal Money Market Assets to California
                  Tax-Free Money Market will be the same as the basis of the
                  California Municipal Money Market Assets in the hands of
                  California Municipal Money Market immediately prior to the exchange; (vii) a shareholder's holding period for California
                  Tax-Free Money Market shares will be determined by including the period for which the shareholder held the shares of
                  California Municipal Money Market exchanged therefor, provided that the shareholder held such shares of California Municipal
                  Money Market as a capital asset; and (viii) the holding period of California Tax-Free Money Market with respect to the
                  California Municipal Money Market Assets will include the
                  period for which the California Municipal Money Market Assets were held by California Municipal Money Market (except to the extent that an activity or investment of California Tax-Free
                  Money Market has the effect of diminishing a holding period with respect to an asset).

         9.5.     The SEC shall not have issued any unfavorable advisory report under Section 25(b) of the 1940 Act nor instituted any
                  proceeding seeking to enjoin consummation of the transactions contemplated by this Agreement under Section 25(c) of the 1940
                  Act.

         9.6.     The N-14 Registration Statement shall have become effective under the 1933 Act and no stop order suspending such
                  effectiveness shall have been instituted or, to the knowledge of ACCTFMF, contemplated by the SEC, and the parties shall have received all permits and other authorizations necessary under state securities laws to consummate the transactions contemplated by this Agreement.

         9.7.     The President or a Vice President of ACCTFMF shall have
                  certified that ACCTFMF has performed and complied in all
                  material respects with each of its agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Valuation Time and the Effective Time.

10.      ACCTFMF CONDITIONS.

         The obligations of ACCTFMF hereunder with respect to California
         Municipal Money Market shall be subject to the following conditions precedent:

         10.1.    This Agreement and the transactions contemplated by this
                  Agreement shall have been approved by the shareholders of
                  California Municipal Money Market in the manner required by law.

         10.2.    All representations and warranties of ACCTFMF made in this
                  Agreement shall be true and correct in all material respects as if made at and as of the Valuation Time and the Effective
                  Time. As of the Valuation Time and the Effective Time, there shall have been no material adverse change in the financial condition of California Tax-Free Money Market since August 31,
                  2001, other than those changes incurred in the ordinary course of business as an investment company. No action, suit or other proceeding shall be threatened or pending before any court or governmental agency in which it is sought to restrain or
                  prohibit, or obtain damages or other relief in connection
                  with, this Agreement or the transactions contemplated herein.

         10.3.    ACCTFMF shall have received a tax opinion, addressed to
                  ACCTFMF in a form reasonably satisfactory to it and dated the
                  Effective Time, with respect to the matters specified in
                  Section 9.4.

         10.4.    The N-14 Registration Statement shall have become effective under the 1933 Act and no stop order suspending such
                  effectiveness shall have been instituted, or to the knowledge of ACCTFMF, contemplated by the SEC, and the parties shall have received all permits and other authorizations necessary under state securities laws to consummate the transactions contemplated by this Agreement.

         10.5.    ACCTFMF shall not sell or otherwise dispose of any shares of
                  California Tax-Free Money Market to be received in the
                  transactions contemplated herein, except in distribution to its shareholders as contemplated herein.

         10.6.    The SEC shall not have issued any unfavorable advisory report under Section 25(b) of the 1940 Act nor instituted any
                  proceeding seeking to enjoin consummation of the transactions contemplated by this Agreement under Section 25(c) of the 1940
                  Act.

         10.7.    The President or a Vice President of ACCTFMF shall have
                  certified that ACCTFMF has performed and complied in all
                  material respects with each of its agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Valuation Time and the Effective Time.

11.      TAX DOCUMENTS.

         ACCTFMF shall have at the Effective Time confirmations or other adequate evidence as to the adjusted tax basis of the California
         Municipal Money Market Assets then delivered to California Tax-Free
         Money Market in accordance with the terms of this Agreement.

12.      FURTHER ASSURANCES.

         Subject to the terms and conditions herein provided, each of the parties hereto shall use its best efforts to take, or cause to be taken, such action, to execute and deliver, or cause to be executed and delivered, such additional documents and instruments, and to do, or cause to be done, all things necessary, proper or advisable under the provisions of this Agreement and under applicable law to consummate and make effective the transactions contemplated by this Agreement.

13.      TERMINATION OF REPRESENTATIONS AND WARRANTIES.

         The representations and warranties of the parties set forth in this
         Agreement shall terminate at the Effective Time.

14.      TERMINATION OF AGREEMENT.

         14.1.    This Agreement may be terminated prior to the Effective Time by the Board of Trustees of ACCTFMF, as provided below:

         14.1.1.  With respect to California Tax-Free Money Market, by ACCTFMF if the conditions set forth in Section 9 are not satisfied as specified in said Section;

         14.1.2.  With respect to California Municipal Money Market, by ACCTFMF if the conditions set forth in Section 10 are not satisfied as specified in said Section;

         14.1.3.  By the mutual consent of the parties.

         14.2.    If a party terminates this Agreement because one or more of its conditions precedent have not been fulfilled, or if this
                  Agreement is terminated by mutual consent, this Agreement will become null and void without any liability of either party or any of their investment portfolios to the other; provided, however, that if such termination is by ACCTFMF with respect to California Tax-Free Money Market pursuant to Section 14.1.1 as a result of a breach by ACCTFMF with respect to California
                  Municipal Money Market of any of its representations,
                  warranties or covenants in this Agreement, or such termination is by ACCTFMF with respect to California Municipal Money
                  Market pursuant to Section 14.1.2 as a result of a breach by
                  ACCTFMF with respect to California Tax-Free Money Market of any of its representations, warranties or covenants in this
                  Agreement, nothing herein shall affect the non-breaching
                  party's right to damages on account of such other party's
                  breach.

15.      AMENDMENT AND WAIVER.

         At any time prior to or (to the fullest extent permitted by law) after approval of this Agreement by the shareholders of ACCTFMF, (a) the parties hereto may, by written agreement authorized by their Board of
         Trustees, or their respective Presidents or any Vice Presidents, and with or without the approval of their shareholders, amend any of the provisions of this Agreement, and (b) either party may waive any breach by the other party or the failure to satisfy any of the conditions to its obligations (such waiver to be in writing and executed by the
         President or Vice President of the waiving party with or without the approval of such party's shareholders).

16.      GOVERNING LAW.

         This Agreement and the transactions contemplated hereby shall be governed, construed and enforced in accordance with the laws of
         Massachusetts without giving effect to the conflicts of law principles otherwise applicable therein.

17.      SUCCESSORS AND ASSIGNS.

         This Agreement shall be binding upon the respective successors and permitted assigns of the parties hereto. This Agreement and the rights, obligations and liabilities hereunder may not be assigned by either party without the consent of the other party.

18.      BENEFICIARIES.

         Nothing contained in this Agreement shall be deemed to create rights in persons not parties hereto, other than the successors and permitted assigns of the parties.

19.      ACCTFMF LIABILITY.

         19.1.    The name "American Century California Tax-Free and Municipal
                  Funds" and "Trustees of American Century California Tax-Free
                  and Municipal Funds" refer respectively to the trust created and the trustees, as trustees but not individually or
                  personally, acting from time to time under an Amended and
                  Restated Agreement and Declaration of Trust dated as of March
                  1, 1999, as amended, which is hereby referred to and copies of which are on file at the office of the State Secretary of the
                  Commonwealth of Massachusetts and at the principal office of
                  ACCTFMF. The obligations of ACCTFMF entered into in the name or on behalf thereof by any of its trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the trustees, shareholders or representatives of ACCTFMF personally, but bind only the trust property, and all persons dealing with any portfolio of
                  ACCTFMF must look solely to the trust property belonging to such portfolio for the enforcement of any claims against
                  ACCTFMF.

         19.2.    Both parties specifically acknowledge and agree that any
                  liability of ACCTFMF under this Agreement with respect to
                  California Tax-Free Money Market, or in connection with the transactions contemplated herein with respect to California
                  Tax-Free Money Market, shall be discharged only out of the assets of California Tax-Free Money Market and that no other portfolio of ACCTFMF, if any, shall be liable with respect thereto.

         19.3.    Both parties specifically acknowledge and agree that any
                  liability of ACCTFMF under this Agreement with respect to
                  California Municipal Money Market, or in connection with the transactions contemplated herein with respect to California
                  Municipal Money Market, shall be discharged only out of the assets of California Municipal Money Market and that no other portfolio of ACCTFMF, if any, shall be liable with respect thereto.

20.      NOTICES.

         All notices required or permitted herein shall be in writing and shall be deemed to be properly given when delivered personally or by telecopier to the party entitled to receive the notice or when sent by certified or registered mail, postage prepaid, or delivered to a nationally recognized overnight courier service, in each case properly addressed to the party entitled to receive such notice at the address or telecopier number stated below or to such other address or telecopier number as may hereafter be furnished in writing by notice similarly given by one party to the other party hereto:

         If to American Century California Tax-Free and Municipal Funds:

                                            Charles A. Etherington
                                            4500 Main Street
                                            Kansas City, MO  64111

21.      EXPENSES.

         Expenses incurred in connection with the Reorganization are the sole responsibility of and will be borne by American Century Investment
         Management, Inc. or one or more of its affiliates.

22.      ENTIRE AGREEMENT.

         This Agreement embodies the entire agreement and understanding of the parties hereto and supersedes any and all prior agreements, arrangements and understandings relating to matters provided for herein.

23.      COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, each of which, when executed and delivered shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized officers designated below as of the date first written.

AMERICAN CENTURY CALIFORNIA
TAX-FREE AND MUNICIPAL FUNDS

By:  /s/Charles A. Etherington
     Charles A. Etherington
     Vice President

ATTEST:  /s/Anastasia H. Enneking
         Anastasia H. Enneking